Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-110332 on Form S-8 of our report dated June 8, 2005, appearing in this Annual Report on Form 11-K of the Dominion Hourly Employee Savings Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche

Richmond, Virginia
June 14, 2005